SECOND AMENDMENT
TO
NOTE PURCHASE AGREEMENT

This Second Amendment to the Note Purchase Agreement (defined below) (this “Amendment”), dated as of November 16, 2021 (the “Effective Date”), is entered into by and among OPTINOSE US, INC., a Delaware corporation (the “Issuer”), OPTINOSE AS, a Norwegian private limited liability company with Norwegian business registration number 982 483 131, OPTINOSE, INC., a Delaware corporation (the “Parent”), OPTINOSE UK LIMITED, a limited liability company formed under the laws of England and Wales, the Purchasers (as defined in the Note Purchase Agreement) party to the Note Purchase Agreement as of the Effective Date and BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales, as Collateral Agent.
RECITALS
WHEREAS, the Issuer, the Purchasers and the other parties thereto are party to that certain Note Purchase Agreement dated as of September 12, 2019, as amended pursuant to that certain letter agreement dated August 13, 2020 by and among such parties and as further amended by that certain First Amendment to Note Purchase Agreement dated as of March 2, 2021 by and among such parties (the “Note Purchase Agreement”); and
WHEREAS, in accordance with Section 12.01 of the Note Purchase Agreement, the Issuer and each of the Purchasers desire to amend the Note Purchase Agreement on the terms and conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained and intending to be legally bound by this Amendment, each of the undersigned hereby agrees and declares as follows:
SECTION 1. Definitions; Interpretation. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Note Purchase Agreement. The rules of interpretation set forth in Section 1.02 of the Note Purchase Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
SECTION 2. Amendments to Note Purchase Agreement. Provided the Parent closes the Qualified Financing and issues the New Warrants (as defined below) to the Purchasers pursuant to Section 3 below:
a.the Note Purchase Agreement is hereby amended by inserting, in alphabetical order, the following new terms in Section 1.01 of the Note Purchase Agreement:
““Issue Date” means the closing date of the Qualified Financing.”
““Qualified Financing” means an equity offering of shares of common stock of the Parent, from which the Parent receives net proceeds of no less than $30,000,000 in the aggregate.”
a.the Note Purchase Agreement is hereby amended by deleting in its entirety the definition of “Make-Whole Amount” in Section 1.01 of the Note Purchase Agreement and replacing it as follows:
““Make-Whole Amount” means, on any date of determination, as and to the extent applicable, individually, collectively or in any combination, as appropriate, with respect to any amount of the Notes that is prepaid or required to be prepaid before the 30th month anniversary of the Issue Date, an amount equal to the sum of all interest that would have accrued on the principal amount of the Notes prepaid or required to be prepaid from the date of prepayment through and including the 30th month anniversary of the Issue Date but for such prepayment or requirement to prepay; provided, however, that in no event shall the Issuer be required under Section 2.07(d) to pay, in the case of any such prepayment or requirement to prepay occurring on or before the 15th month anniversary of the Issue Date, a Make-Whole Amount in excess of an amount equal to the sum of all interest that would have accrued on the principal amount of the Notes prepaid or required to be prepaid from the date of such prepayment through and including the 15th month anniversary of the date of such prepayment but for such prepayment or requirement to prepay.”
a.the Note Purchase Agreement is hereby amended by deleting in its entirety clause (a) of Section 2.08 of the Note Purchase Agreement and replacing it as follows:
“(a) Subject to delayed amortization provisions provided in Section 2.08(b) and any application of a voluntary or mandatory prepayment pursuant to Section 2.07, the Issuer shall make five (5) equal quarterly payments of the principal amount of the Notes commencing on the first Interest Payment Date on or following the 48th month anniversary of the Closing Date and continuing on the Interest Payment Date of each successive fiscal quarter thereafter (each such payment date, a “Payment Date”).”
a.the Note Purchase Agreement is hereby amended by deleting in its entirety Section 8.16(a) of the Note Purchase Agreement and replacing it as follows:
“(a) Minimum Consolidated Net Sales. Permit trailing twelve-month Consolidated Net Sales, tested for each fiscal quarter commencing with the fiscal quarter ending December 31, 2021, to fall below the amount under the applicable column titled “Net Sales Threshold” set forth opposite the period in the table below:

Twelve Month Period Ending	Net Sales Threshold
December 31, 2021	$68,000,000
March 31, 2022	$70,000,000
June 30, 2022	$75,000,000
September 30, 2022	$80,000,000
December 31, 2022	$90,000,000
March 31, 2023	$98,750,000
June 30, 2023	$102,500,000
September 30, 2023	$106,250,000
December 31, 2023	$110,000,000
March 31, 2024	$113,750,000
June 30, 2024	$117,500,000
”
SECTION 3. Termination and Issuance of Warrants. The Parent and each Purchaser agree that on the Issue Date, each of the Warrants issued to the Purchasers on September 12, 2019 pursuant to Section 2.10(b) of the Note Purchase Agreement shall be terminated in its entirety and the Parent shall issue Common Stock Purchase Warrants to the Purchasers to purchase up to an aggregate of 2,500,000 shares of common stock of the Parent, exercisable for three (3) years from the Issue Date at an exercise price equal to the offering price per common share of Parent in the Qualified Financing, with such shares underlying the Common Stock Purchase Warrants allocated among the Purchasers in such amounts as designated by the Purchasers and in substantially the form attached hereto as Exhibit A (the “New Warrants”).
SECTION 4. Representations and Warranties; Reaffirmation.

a.Each Note Party, jointly and severally with each other Note Party, hereby represents and warrants to each Purchaser and the Collateral Agent as follows:
(i) Such Note Party has all requisite power and authority to enter into this Amendment and to perform its obligations hereunder.
(ii) This Amendment has been duly executed and delivered by such Note Party and is the legally valid and binding obligation of such Note Party, enforceable against such Note Party in accordance with its terms, subject to applicable Debtor Relief Laws or other Laws affecting creditors’ rights generally and subject to general principles of equity.
(iii) The execution and delivery by such Note Party of, and the performance by such Note Party of its obligations under, this Amendment have been duly authorized and do not: (A) contravene the terms of any of such Note Party’s Organization Documents; (B) violate in any material respect any Law or regulation; (C) conflict with in any material respect, or result in any material breach or contravention of, any material order, judgment, injunction, writ, decree, determination or award of any Governmental Authority or any arbitral award to which such Note Party or any of its properties are subject; (D) require any approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, other than those that have already been obtained and are in full force and effect; or (E) conflict with in any material respect or result in any material breach or contravention of, or the creation of any Lien under, or require any payment to be made under, any material Contractual Obligation to which such Note Party is a party or affecting such Note Party or the properties of such Note Party or any of its Subsidiaries.
a.Each Note Party hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Note Documents to which it is a party and agrees that the Note Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein. By executing this Amendment, each Note Party acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.
SECTION 5. References to and Effect on Note Purchase Agreement. Except as specifically set forth herein, this Amendment shall not modify or in any way affect any of the provisions of the Note Purchase Agreement, which shall remain in full force and effect and is hereby ratified and confirmed in all respects. On and after the Effective Date all references in the Note Purchase Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Note Purchase Agreement as amended by this Amendment. The parties hereto hereby acknowledge and agree that this Amendment constitutes a Note Document.
SECTION 6. Counterparts; Etc. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Governing Law; Jurisdiction, Etc. Section 12.14 of the Note Purchase Agreement is hereby incorporated by reference, mutatis mutandis.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed and delivered as of the date first above written.
OPTINOSE US, INC.,
as the Issuer

By:/s/ Peter K. Miller
Name: Peter K. Miller
Title: CEO
_______________________

OPTINOSE AS,
as a Guarantor
By:/s/ Peter K. Miller
Name: Peter K. Miller
Title: CEO

OPTINOSE, INC.,
as a Guarantor
By:/s/ Peter K. Miller
Name: Peter K. Miller
Title: CEO
OPTINOSE UK LIMITED,
as a Guarantor
By: Peter K. Miller , on behalf of
OptiNose UK Limited
Name: Peter K. Miller
Title: CEO

BPCR LIMITED PARTNERSHIP,
as a Purchaser
By: Pharmakon Advisors, LP,
its Investment Manager
By: Pharmakon Management I, LLC,
its General Partner

By /s/ Pedro Gonzalez de Cosio__________________ Name: Pedro Gonzalez de Cosio Title: Managing Member

BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP,
as a Purchaser
By: Pharmakon Advisors, LP,
its Investment Manager
By: Pharmakon Management I, LLC,
its General Partner

By/s/ Pedro Gonzalez de Cosio__________________ Name: Pedro Gonzalez de Cosio Title: Managing Member

Acknowledged by:

BIOPHARMA CREDIT PLC,
as Collateral Agent

By: Pharmakon Advisors, LP,
its Investment Manager

By: Pharmakon Management I, LLC,
its General Partner

By/s/ Pedro Gonzalez de Cosio__________________ Name: Pedro Gonzalez de Cosio Title: Managing Member

Exhibit A

Form of New Warrant

[See attached.]